EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (Nos. 333-18423, 333-88049 and 333-124774) of Kennametal Inc. of our report dated June 23, 2006 relating to the financial statements and schedules of the Kennametal Thrift Plus Plan (formerly known as The Kennametal Thrift Plan), which appears in this Form 11-K.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
June 28, 2006

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